SECURITIES AND EXCHANGE COMMISSION
          Washington D.C. 20549

          FORM 8-K/A
          AMENDMENT NO. 1

          CURRENT REPORT

          Pursuant to Section 13 or 15(d)
          of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest event reported) :
          June 19, 1995

          SHARED TECHNOLOGIES INC.

          DELAWARE                      0-17366        87-0424558
          ---------                     -------        ----------
          (State or other               (Commission     (I.R.S.
          jurisdiction of                File Number)    Employer
          incorporation)                                 Identification
                                                         No.)

          100 Great Meadow Road, Suite 104
          Wethersfield, CT.                       06109
          ---------------------------------      ----------
          (Address of principal                 (Zip Code)
          executive offices)

          Registrant's telephone number, including area code
          (203-258-2400)

          Total number of sequentially numbered paged in this filing, including exhibits hereto: 22



          Item 2.   Acquisition or Disposition of Assets.
                    -------------------------------------
          On June 19, 1995, Shared Technologies Cellular Inc., ("STC" or the "Company"),completed its acquisition of the outstanding capital stock of Cellular Hotline, Inc. (``Hotline'') for $617,000. The $617,000 was comprised of $367,000 in cash, paid at closing, and the issuance of 50,000 shares of the Companys' Common Stock, $.01 par value (``Shares''). Part of the cash that was paid at closing was used to repay debt that STC agreed to assume at closing. The Company used a portion of the proceeds from its April 21, 1995 Public Offering for the cash portion of this purchase. At the discretion of the former Hotline stockholders, STC is required to repurchase all of the Shares for $5.00 per share, at any time during the period commencing three months and ending six months after June 19, 1995. STC has the right to repurchase all or a part of the Shares for $6.00 per share during the same period. Additionally, at closing, STC issued Options to purchase 50,000 additional shares of the Companys' Common Stock, $.01 par value, excercisable at $7.50 per share for three years. The agreement provides for additional payments based upon attaining certain levels of activation revenues, as defined, over a one year period.

          The former stockholders of Hotline are as follows:

          1. S. Robert Pye
          2. James Green
          3. Triad Capital Partners, Inc.
          4. The North Fork Group

          Item 7.   Financial Statements and Exhibits.                 Page
                    ----------------------------------
               (a) Financial statements of business acquired.

               (i) Audited balance sheets of Cellular Hotline,Inc.as of December 31, 1994 and 1993 and the related audited statements of operations and stockholders' deficit, and cash flows for the years ended December 31,1994 and 1993, including the notes
          thereto.                                                        5

               (ii)Unaudited balance sheets of Cellular Hotline,
          Inc as of April 30, 1995 and April 30, 1994 and the related unaudited statements of operations, and cash flows for the periods ended April 30,1995 and April 30, 1994, including the
          notes thereto.                                                 16

          (b) Pro Forma financial information.
              --------------------------------

               (i)Pro forma consolidated statement of operations for the
          year ended December 31, 1994.                                  20

               (ii)Pro forma consolidated statement of operations for the
          six months ended June 30, 1995.                                21

               (iii)Notes to Pro forma consolidated statements of
               operations.                                               22


          (c)       Exhibits.
                    ----------
                    Exhibit No.    Description
                    -----------    -------------
                     10.1          Stock Purchase Agreement dated
                                   June 19, 1995.  Incorporated by
                                   reference from Exhibit 10.1 of the
                                   Company's Form 8-K for June 19, 1995
                                   filed on June 30, 1995.



          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Shared Technologies Inc.

          By:  /s/ Vincent DiVincenzo
             -------------------------
               Vincent DiVincenzo
               Senior Vice President-Finance
               and Administration, Treasurer,
               Chief Financial Officer


          Date: January 30, 1996



          CELLULAR HOTLINE, INC.

          FINANCIAL STATEMENTS
          AND
          INDEPENDENT AUDITORS' REPORT

          DECEMBER 31, 1994 AND 1993


          CONTENTS


          Independent Auditors' Report

          Financial Statements
          Balance Sheets
          Statements of Operations
          Statements of Stockholders' Deficit

          Statements of Cash Flows
          Notes to Financial Statements




          INDEPENDENT AUDITORS' REPORT


          Board of Directors
          Cellular Hotline, Inc.


          We have audited the accompanying balance sheets of Cellular Hotline, Inc. as of December 31, 1994 and 1993, and the related statements of operations and stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cellular Hotline, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


          Rothstein, Kass & Company, P.C.

          Roseland, New Jersey
          August 8, 1995


          BALANCE SHEETS

          December 31,                                     1994        1993
          -------------                                    ------      -------
          ASSETS

          Current assets
            Cash                                         $    10,525  $    3,089
            Accounts receivable                              138,785     118,029
            Carrier commissions receivable, less
            allowance for unearned income of $60,368 in
            1994 and $126,201 in 1993                        610,378   1,276,037
            License fees receivable                           28,950     300,000
            Other current assets                              23,720       9,079
                                                            --------    --------
                  Total current assets                       812,358   1,706,234

          Furniture, software and equipment, less
          accumulated depreciation and amortization of
          $249,046 in 1994 and $216,229 in 1993               50,461      64,602
          Other assets                                         8,344       8,344
                                                              ------     -------
                                                            $871,163  $1,779,180
                                                           =========  ==========

          LIABILITIES AND STOCKHOLDERS' DEFICIT

          Current liabilities
            Accounts payable                             $   133,360  $   58,378
            Accrued expenses and other current                72,776      46,626
            liabilities
            Carrier commissions payable                      656,354   1,453,300
            Notes payable                                    253,757     253,757
                                                           ---------    --------
                  Total current liabilities                1,116,247   1,812,061
                                                          ----------  ----------

          Commitments
          Stockholders' deficit
            Common stock, $1 par value, authorized
            30,000 shares,
            issued and outstanding 1,940 shares                1,940       1,940
            Capital in excess of par value                   186,900     186,900
            Accumulated deficit                            (433,924)   (221,721)
                                                           ---------   ---------
                  Total stockholders' deficit              (245,084)    (32,881)
                                                          ----------   ---------
                                                            $871,163  $1,779,180
                                                          ==========  ==========

                          See accompanying notes to financial statements


          STATEMENTS OF OPERATIONS
          Years Ended December 31,                            1994        1993





                                                          --------         -----
          Revenues                                     $ 3,294,957   $ 2,473,518

          Cost of revenues                               2,525,712     1,483,438

          Gross profit                                     769,245       990,080

          Expenses
             Payroll                                       495,012       468,962
             Selling                                        46,620        37,590
             General and administrative                    418,648       318,426
                    Total expenses                         960,280       824,978

          Income (loss) from operations                  (191,035)       165,102

          Interest expense                                  21,168        26,827

          Net income (loss)                            $ (212,203)  $    138,275

                   See accompanying notes to financial statements.


          STATEMENTS OF STOCKHOLDERS' DEFICIT


          Years Ended December 31, 1994 and 1993
                                                        Capital in
                                         Common Stock   Excess of   Accumulated
                                      Shares   Amount   Par Value   Deficit
          Balances, January 1, 1993    1,940  $ 1,940    $186,900  $(359,996)

          Net income
                                                                        138,275
                                       ------- -------   ----------     -------


          Balances, December 31, 1993   1,940   1,940      186,900    (221,721)

          Net loss                                                    (212,203)
                                       ------- -------   ----------  ----------

          Balances, December 31, 1994    1,940 $ 1,940     $186,900  $(433,924)
                                        ====== =======    =========  ==========

                  See accompanying notes to financial statements.

          STATEMENTS OF CASH FLOWS

          Years Ended December 31                               1994        1993
                                                             -------     -------

          Cash flows from operating activities           $ (212,203)  $  138,275
                                                         -----------  ----------
             Net income (loss)

              Adjustment to reconcile net income to net
              cash provided by (used in) operating
              activities:
              Depreciation                                    32,817      47,293
              Changes in operating assets and
              liabilities:
              Increase in accounts receivable               (20,756)     (3,460)
              Decrease (increase) in carrier
              commissions
               receivable                                    665,659     (8,927)
              Decrease (increase) in license fee             271,050    (62,480)
              receivable
              Increase in other current assets              (14,641)       (897)
              Increase in other assets                       (5,675)
              Increase (decrease) in accounts payable         74,982    (52,994)
              Increase (decrease) in accrued expenses
              and other current liabilities                   26,150    (57,488)
              Decrease in carrier commissions payable      (796,946)    (54,395)
                                                          ----------   ---------
                  Total adjustments                          238,315   (199,023)
                                                          ----------   ---------
          Net cash provided by (used in) operating            26,112    (60,748)
          activities                                       ---------  ----------

          Cash flows from investing activities,
          payments for furniture, software and
          equipment                                         (18,676)    (11,020)
                                                          ----------   ---------

          Net increase (decrease) in cash                      7,436    (71,768)

          Cash, beginning of year                              3,089      74,857
                                                            --------    --------

          Cash, end of year                                  $10,525      $3,089
                                                          ==========  ==========
                          See accompanying notes to financial statements.



          NOTES TO FINANCIAL STATEMENTS

          1  Business Summary      Cellular Hotline, Inc. (the Company)
                                   provides nationwide cellular phone
                                   activation services and designs software for the retail cellular phone industry for sale, or license to third parties.
          2  Summary of
             significant
              accounting policies  Revenue Recognition

                                   Revenues are recognized as services are
                                   performed. Revenues relating to license fees are recognized once all material services or conditions relating to the sale of a license have been substantially performed.

                                   Capitalized Software Development Costs

                                   Costs of producing product masters,
                                   including significant product enhancements incurred subsequent to establishing technological feasibility in the process of software production are capitalized according to the principles set forth in Statement No. 86 of the Financial Accounting Standards Board. Costs incurred prior to the establishment of technological feasibility are charged to research, product development, and support expenses. All costs incurred have been charged to operations, since any costs incurred subsequent to reaching technological feasibility were insignificant.

                                   Carrier Commissions Receivable

                                   Carrier commissions receivable represents amounts due from cellular carriers for commissions on new cellular phone line activations. The cellular commission is earned only after the cellular telephone user has remained on the cellular telephone network for a specified period of time. The Company records a provision for unearned income equal to 9% of the gross the carrier commissions receivable relating to the cancellations of cellular service by the user prior to the end of the aforementioned vesting period. Concurrently, the Company records a commission expense to the retailer.


                                   Furniture, Software and Equipment

                                   Furniture, software and equipment is stated at cost. The Company records depreciation and amortization on the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years.

                                   Income Taxes
                                   The Company adopted Statement of Financial
                                   Accounting Standards No. 109 (SFAS 109),
                                   "Accounting for Income Taxes", effective as of January 1, 1993. SFAS 109 requires an asset and liability approach to financial reporting for income taxes. The adoption of SFAS 109 had no cumulative effect on the financial statements for the year ended December 31, 1993. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized.

             3 Notes payable              The following is a summary of
                                          notes payable:

                                          Interest Rate         1994        1993
             Note payable to a
             stockholder requiring
             quarterly payments equal
             to a certain percentage of
             net cash flows, as
             defined. Payments are
             applied first to  reduce
             interest due, then to        Prime Plus
             reduce principal.                        1%     $75,000     $75,000
             Note payable to a
             stockholder requiring
             quarterly payments equal
             to a certain percentage of
             net cash  flows, as
             defined. Payments are
             applied first to reduce
             interest due, then to        Prime Plus
             reduce principal.                      1%        37,500      37,500

             Convertible note payable
             in quarterly payments
             through March 1994 equal
             to a certain percentage of
             net cash flows, as
             defined.  Payments are
             applied first to reduce
             interest due, then to
             reduce principal. The note
             is convertible, at the
             noteholder's option, to
             common stock at a price of   Prime Plus
             $647 per share.                        1%       141,257     141,257
                                                            $253,757    $253,757
                                                           =========  ==========
             4 Commitments         The Company leases its Office under a lease
                                   expiring in September 1996, providing for, among other items, minimum annual rent plus other operating expenses.

                                   Future minimum aggregate annual rental
                                   payments as of December 31, 1994 are as
                                   follows:

                                   Year ending December 31,
                                   1995                   $43,000
                                   1996                   32,000

                                   Rent expense for the years ended 1994 and 1993 amounted to $46,287 and $45,005, respectively.

          5  Related party
              transactions         The Company has received loans from
                                   stockholders including accrued interest for the years ended 1994 and 1993 amounting to approximately $138,500 and $129,000, respectively. Interest expense on these notes for the years ended 1994 and 1993 was approximately $9,000 and $8,000, respectively.

                                   The Company incurred expenses for the years ended December 31, 1994 and 1993 of approximately $78,000 and $63,000, respectively from an affiliate to a stockholder of the Company.

            6 Income taxes         The Company has recorded a deferred income
                                   tax asset aggregating approximately $200,000 and $110,000 for the years ended December
                                   31, 1994 and 1993, respectively, arising from the net operating loss carryforwards and a valuation allowance in the same amount, since it was more likely than not that the Company would not realize all of the tax benefits. At December 31, 1994, the Company has net operating loss carryforwards of approximately $540,000 for federal and state income tax purposes expiring through 2009.

           7  Subsequent event     In June 1995, the Company's stockholders
                                   sold all of their common stock of the
                                   Company to Shared Technologies Cellular,
                                   Inc.  In connection with the sale, the
                                   convertible note payable was repaid and the remaining notes payable were contributed to capital in excess of par value.


          Cellular Hotline, Inc.
          Balance Sheets
          April 30, 1995 and 1994
          (unaudited)
                                                         April 30,   April 30,
                                                           1995         1994
                                                       ------------ -----------
          ASSETS

          Current assets:

            Cash                                             $19,462    $61,966
            Accounts receivable                               40,472    236,582
            Carrier Commissions receivable, less
            allowance for unearned income of $46,000
            and $170,000 at April 30, 1995
            and April 30, 1994, respectively                 414,567  1,549,668
            Other current assets                              21,614      6,800

                        Total current assets                 496,115  1,855,016

          Furniture, software and equipment, less             49,274     64,261
          accumulated depreciation and amortization of

          $255,986 and $230,871 at April 30, 1995 and
          April 30, 1994, respectively

             Other assets                                      8,344      8,344

                           Total assets                     $553,733 $1,927,621

          LIABILITIES and STOCKHOLDERS'  DEFICIT

          Current liabilities:

             Accounts payable                                $85,948    $36,144
             Accrued expenses                                 79,841     64,067
             Carrier commissions payable                     527,602  1,753,131

                        Total current liabilities            693,391  1,853,342

          Notes payable                                      253,757    253,757

          Stockholders'  deficit
            Common Stock; $1 par value, authorized             1,940      1,940
          30,000 shares issued and outstanding 1,940
          shares
            Additional paid-in capital                       186,900    186,900
            Accumulated deficit                            (582,255)  (368,318)

                        Total stockholders' deficit        (393,415)  (179,478)

          Total liabilities and stockholders' deficit       $553,733 $1,927,621

          Cellular Hotline, Inc.
          Statements of Operations
          For the Four Months Ended
          April 30, 1995 and 1994
          (unaudited)
                                                         April 30,   April 30,
                                                           1995         1994
          Revenues                                         $925,922  $1,217,831

          Cost of revenues                                   767,490  1,011,931

          Gross profit                                       158,432    205,900

          Selling, general & administrative expenses:        298,212    343,238

          Operating loss                                   (139,780)  (137,338)

          Interest expense, net                              (8,551)    (9,259)

          Net loss                                        ($148,331) ($146,597)

          Cellular Hotline, Inc.
          Statements of Cash Flows
          For the Four Months Ended
          April 30, 1995 and 1994
          (unaudited)
                                                         April 30,   April 30,
                                                           1995         1994
          Cash Flows Provided by  Operating
          Activities:
            Net Loss                                      ($148,331) ($146,597)
            Adjustments:
          Depreciation and amortization                        6,940     13,668
          Change in Assets and Liabilities:
          Decrease in accounts receivable                    127,263    181,447
          Decrease (increase) in carrier commissions         195,811  (273,631)
          receivable
          Decrease in other current assets                     2,106      2,279
          Decrease in accounts payable                      (47,412)   (22,234)
          Increase in accrued expenses                         7,065     17,441
          Decrease (increase) in carrier commissions       (128,752)    299,831
          payable
          Net cash provided by  operating activities          14,690     72,204

          Cash Flows Used in Investing Activities:
             Increase in other assets                              0          0
             Capital expenditures                            (5,753)   (13,327)
            Net cash used in investing activities            (5,753)   (13,327)

          Net increase in cash                                 8,937     58,877

          Cash, Beginning of Period                           10,525      3,089
          Cash, End of Period                                $19,462    $61,966


          Cellular Hotline, Inc.

          Notes to Financial Statements

          April 30, 1995 and 1994
          (unaudited)


          1. Significant Accounting Policies
             -------------------------------

          Organization and Basis of Presentation
          --------------------------------------

          Cellular Hotline, Inc. (``Hotline'') was formed August 13, 1984, as a Missouri Corporation. Hotline provides nationwide cellular phone activation services and designs software for the retail cellular phone industry for sale or license to third parties.

          Revenue Recognition
          --------------------
          Revenues are recognized as services are performed. Revenues related to license fees are recognized once all material services or conditions relating to the sale of a license have been substantially performed.

          Carrier Commissions Receivable
          ------------------------------
          Carrier commissions receivable represents amounts due from cellular carriers for commissions on new cellular phone line activations. The cellular commission is earned only after the cellular telephone user has remained on the cellular telephone network for a specified period of time (vesting period). The Company records a provision for unearned income equal to 9% of the gross carrier commissions receivable relating to the cancellations of cellular service by the user prior to the end of the aforementioned vesting period. Concurrently, the Company records a commission expense to the retailer.

          Furniture, Software and Equipment
          ---------------------------------
          Furniture, software and equipment is stated at cost. The Company records depreciation and amortization on the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years.

          Income Taxes
          -------------
          The Company adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), ``Accounting for Income Taxes'' effective as of January 1, 1993. SFAS 109 requires an asset and liability approach to financial reporting for income taxes.


          2. Notes Payable
          ---------------
          Notes payable consist of two notes to stockholders and one note from a major vendor of Hotline. These notes bear interest at prime plus 1% and require quarterly payments equal to 80% of net cash flows, as defined.

          3. Related Party Transactions
          ----------------------------
          Hotline has received loans from shareholders and a major vendor. In addition, Hotline incurred fulfillment fees to an affiliated company of a major shareholder. Fulfillment fees are expenses for storing, handling and shipping of cellular phones held on behalf of customers.

          4.Commitments
          --------------
          Hotline leases its office under a lease expiring September 1996, providing for, among other items, minimum annual rent plus other operating expenses.


         Shared Technologies Inc.

         Pro-Forma Consolidated Statement of Operations

         For the Year Ended December 31, 1994


                                 Shared     Cellular
                              Technologies   Hotline    Pro-forma   Pro-forma
                                  Inc.        Inc.     Adjustments Consolidated

         Revenues              $45,366,511 $3,294,957               $48,661,468

         Cost of revenues       26,171,865  2,525,712                28,697,577

         Gross profit           19,194,646    769,245           0    19,963,891

         Selling,general &      16,971,416    960,280      (8,311)   17,923,385
         administrative
         expenses

         Operating income        2,223,230  (191,035)        8,311    2,040,506
         (loss)

         Interest expense,       (487,245)   (21,168)       27,969    (480,444)
         net

         Income (loss)           1,735,985  (212,203)       36,280    1,560,062
         before income tax
         credit

         Income tax credit         550,000      -           -           550,000

         Net Income (loss)       2,285,985  (212,203)       36,280    2,110,062

         Preferred stock         (478,159)      -           -         (478,159)
         dividends

         Net income (loss)      $1,807,826 ($212,203)      $36,280   $1,631,903
         applicable to
         common stock

         Income (loss) per           $0.27                                $0.24
         common share

         Weighted average        6,792,277                            6,792,277
         shares outstanding


         Shared Technologies Inc.
         Pro-Forma Consolidated Statement of Operations
         For the Year Ended June 30, 1995
                                 Shared     Cellular
                              Technologies   Hotline    Pro-forma   Pro-forma
                                  Inc.        Inc.     Adjustments Consolidated

         Revenues              $27,709,769   $925,922               $28,635,691

         Cost of revenues       16,908,745    767,490                17,676,235

         Gross profit           10,801,024    158,432         0       10,959,456

         Selling,general &      10,124,083    298,212     9,397      10,431,692
         administrative
         expenses

         Operating income          676,941  (139,780)      (9,397)      527,764
         (loss)

         Gain on sale of         1,374,544      -           -         1,374,544
         subsidiary stock

         Interest expense,       (169,320)    (8,551)        8,700    (169,171)
         net

         Net Income (loss)       1,882,165  (148,331)        (697)    1,733,137

         Preferred stock         (198,895)      -           -         (198,895)
         dividends

         Net income (loss)      $1,683,270 ($148,331)      ($697)    $1,534,242
         applicable to
         common stock

         Income (loss) per           $0.19                                $0.17
         common share

         Weighted average        8,772,147                            8,772,147
         shares outstanding

          Shared Technologies Inc
          Notes to Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1994
          and Six Months Ended June 30, 1995
          (unaudited)

          The pro forma consolidated statements of operations represents the operating results for Shared Technologies Cellular, Inc. and Cellular Hotline, Inc. referred to herein as Hotline, for the year ended December 31, 1994 and the six months ended June 30, 1995.

          The pro forma consolidated statements of operations assume that the acquisition occurred at the beginning of the respective periods. The pro forma adjustments are for amortization expense related to goodwill associated with this acquisition and to decrease depreciation and amortization expenses related to the adjustment in the carrying value of furniture, software and equipment acquired. The amount of the goodwill is approximately $780,000 and is being amortized over a 20 year period taking 1/2 year in the first year. The carrying value of the furniture, software and equipment is approximately $50,000 and is being depreciated and amortized over a 5 year period taking / year in the first year. In addition, the pro forma consolidated statements of operations include an adjustment to reduce interest expense for amounts owed to the former stockholders that was forgiven upon the acquisition of Hotline and the repayment of the remaining notes payable at closing. The amount of the interest expense was $28,000 for the year ended December 31, 1994 and $9,000 for the six months ended June 30, 1995.

          The weighted average shares outstanding for the year ended December 31, 1994 and the six months ended June 30, 1995 reflects the 50,000 shares of common stock issued as part of the purchase price.